Prudential Investment Portfolios 5.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									October 19, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Investment Portfolios 5.

		File Nos. 333-82621 and 811-09439

	On behalf of the Prudential Investment Portfolios 5, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,



/s/  Peter Parrella

Peter Parrella
Assistant Treasurer